     As filed with the Securities and Exchange Commission on July 22, 1994
                                                       Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ------------

                                AUTODESK, INC.
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                                  ------------

       CALIFORNIA                                      94-2819853
- ------------------------                  ------------------------------------
(STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              2320 MARINSHIP WAY
                         SAUSALITO, CALIFORNIA  94965
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  ------------

                    EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                                  ------------

                                CAROL A. BARTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AUTODESK, INC.
                              2320 MARINSHIP WAY
                         SAUSALITO, CALIFORNIA  94965
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (415) 332-2344
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                   Copy to:

                          MARCIA KEMP STERLING, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050

                                  ------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                  PROPOSED     PROPOSED
                                                  MAXIMUM       MAXIMUM
                                                  OFFERING     AGGREGATE      AMOUNT OF
TITLE OF SECURITIES               AMOUNT TO BE    PRICE        OFFERING     REGISTRATION
TO BE REGISTERED                   REGISTERED     PER SHARE*     PRICE*          FEE
- -----------------------------------------------------------------------------------------
Common Stock issuable under:
Employee Qualified
  Stock Purchase Plan..........        500,000      $53.125   $26,562,500         $9,160
========================================================================================

* Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing sale price of the Common Stock on the Nasdaq National Market on July 18, 1994.
================================================================================

                                 AUTODESK, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994, filed pursuant to Section 13 of the 1934 Act;

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 18, 1986 pursuant to Section 12(g) of the 1934 Act.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Company has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of its directors. As permitted by the California Corporations Code, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which such director derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that such director believes to be contrary to the best interest of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of such director's duty to the Company or its shareholders in circumstances in which such director was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Amended and Restated Articles of Incorporation authorize the Company to indemnify the Company's officers and directors. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          --------

Exhibit
Number           Description
- -------          -----------
4.1*             Employee Qualified Stock Purchase Plan.
5.1              Opinion of counsel as to legality of securities being
                 registered.
24.1             Consent of Independent Auditors (see Page II-6 of Registration
                 Statement).
24.2             Consent of Counsel (contained in Exhibit 5.1).
25.1             Power of Attorney (see Page II-5 of Registration Statement).

- ------------
* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994.


ITEM 9.   UNDERTAKINGS
          ------------

     A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sausalito, State of California, on this 21st day of July, 1994.

                                       AUTODESK, INC.

                                       By: /s/ CAROL A. BARTZ
                                           ---------------------------
                                           Carol A. Bartz, President
                                           and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol A. Bartz and Eric B. Herr, jointly and severally his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                                     Date
- ----------------------------      ----------------------------------------               --------------
/s/ CAROL A. BARTZ                Chairman of the Board, President and                   July 21, 1994
- ----------------------------       Chief Executive Officer
    (Carol A. Bartz)              (Principal Executive Officer)


/s/ ERIC B. HERR                  Vice President and Chief Financial                     July 21, 1994
- ----------------------------       Officer (Principal Financial
    (Eric B. Herr)                 and Accounting Officer)


/s/ J. HALLAM DAWSON              Director                                               July 21, 1994
- ----------------------------
    (J. Hallam Dawson)

/s/ GREGORY P. LUTZ               Director                                               July 21, 1994
- ----------------------------
    (Gregory P. Lutz)

/s/ JIM C. WARREN                 Director                                               July 21, 1994
- ----------------------------
    (Jim C. Warren)

/s/ MARK A. BERTELSEN             Director                                               July 21, 1994
- ----------------------------
    (Mark A. Bertelsen)

/s/ CRAWFORD W. BEVERIDGE         Director                                               July 21, 1994
- ----------------------------
    (Crawford W. Beveridge)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- ) and related Prospectus pertaining to the Employee Qualified Stock Purchase Plan of Autodesk, Inc. of our report dated February 23, 1994 with respect to the consolidated financial statements and schedules of Autodesk, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 31, 1994, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

San Francisco, California
July 21, 1994

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


- --------------------------------------------------------------------------------

                                    EXHIBITS

- --------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                                 AUTODESK, INC.


                                 July 22, 1994

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                                Description                                       Page
- ------------------------------------------------------------------------------------------------
    4.1*  Employee Qualified Stock Purchase Plan.............................            ---
    5.1   Opinion of counsel as to legality of securities being registered...
   24.1   Consent of Independent Auditors (see Page II-6 of Registration                 ---
          Statement).........................................................
   24.2   Consent of Counsel (contained in Exhibit 5.1)......................            ---
   25.1   Power of Attorney (see Page II-5 of Registration Statement)........            ---

* Incorporated by reference to the Exhibit filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1994.